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                                                                   EXHIBIT 23.3



                       CONSENT OF FISH & RICHARDSON P.C.


        We hereby consent to the reference to our name under the caption "Experts" in the Prospectus included in this Registration Statement of Thoratec Laboratories Corporation.

Dated: September 25, 1997



                                      By  FISH & RICHARDSON P.C.
                                         -----------------------------------
                                          Fish & Richardson P.C.